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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


   As Independent Public Accountants we hereby consent to the use of our reports (and to the reference to our Firm) included or incorporated by reference in this amendment to the registration statement.


                                       ARTHUR ANDERSEN LLP


New Orleans, Louisiana
September 2, 1997